CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Seasons Series Trust of our report dated May 26, 2023, relating to the financial statements and financial highlights, which appear in each of the portfolio’s (as listed in Attachment I) Annual Report on Form N-CSR for the period ended March 31, 2023. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm and Legal Counsel” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

July 26, 2023

Seasons Series Trust

Attachment I

  SA Allocation Balanced Portfolio

  SA Allocation Growth Portfolio

  SA Allocation Moderate Growth Portfolio

  SA Allocation Moderate Portfolio

  SA American Century Inflation Protection Portfolio

  SA Columbia Focused Value Portfolio

  SA Multi-Managed Diversified Fixed Income Portfolio

  SA Multi-Managed Growth Portfolio

  SA Multi-Managed Income/Equity Portfolio

  SA Multi-Managed Income Portfolio

  SA Multi-Managed International Equity Portfolio

  SA Multi-Managed Large Cap Growth Portfolio

  SA Multi-Managed Large Cap Value Portfolio

  SA Multi-Managed Mid Cap Growth Portfolio

  SA Multi-Managed Mid Cap Value Portfolio

  SA Multi-Managed Moderate Growth Portfolio

  SA Multi-Managed Small Cap Portfolio

  SA Putnam Asset Allocation Diversified Growth Portfolio

  SA T. Rowe Price Growth Stock Portfolio

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